Exhibit 99.1

  Demand for New IGRT-Enabled Products Helps to Drive Strong Order Growth for
          Varian Medical Systems During Fourth Quarter of Fiscal 2004

 Varian Displaying Multiple Products for IGRT at Annual ASTRO Meeting; Investor
                           Day Event at ASTRO Meeting


    PALO ALTO, Calif., Oct. 4 /PRNewswire-FirstCall/ -- Varian Medical Systems, Inc. (NYSE: VAR) announced today that demand for new products for IGRT (image-guided radiation therapy) has helped to drive strong net order growth in its Oncology Systems business during the fourth quarter of fiscal 2004. The products for IGRT are featured this week in Varian's exhibit at the annual meeting of the American Society of Therapeutic Radiology and Oncology (ASTRO) in Atlanta.

    "Demand for our IGRT-enabled products for more precise forms of radiation therapy and radiosurgery continues to be robust, and we have established a clear lead in the deployment of this technology," said Richard M. Levy, chairman and CEO of Varian Medical Systems. "We now have six on-board imaging systems in clinical use for IGRT treatments and another 16 installations are underway. We are seeing tremendous interest and rapid deployment of this promising technology, which is especially noteworthy at this early stage of its market introduction."

    The company expects that fourth quarter net orders for its Oncology Systems business will show growth in excess of 20 percent over the comparable period last fiscal year, with more than 20 percent growth in North America and growth of more than 15 percent in international markets versus their respective totals for the year-ago period.

    Varian Medical Systems is making this announcement in conjunction with its annual investor meeting at ASTRO on Tuesday, Oct. 5, when management will focus on emerging technologies, including IGRT. The ASTRO investor meeting will include a review of Varian's products and a tour of a local clinic where cancer patients receive advanced treatments including IGRT and stereotactic therapy using Varian's most advanced technology. Varian's fourth quarter financial performance will not be a topic of discussion at this meeting.

    Varian Medical Systems' management is scheduled to announce the company's fourth quarter and fiscal year 2004 results, as well as its outlook for fiscal 2005, after the close of trading on the New York Stock Exchange on Wednesday, October 27. A conference call is scheduled for 2 p.m. PT and can be accessed via the web at http://investor.varian.com or via telephone at 1-800-299-0148 (inside the U.S.) or 1-617-801-9711 (outside the U.S.) with confirmation code 77321343. A replay of the conference call will be available on the web at http://investor.varian.com or via telephone at 1-888-286-8010 (inside the U.S.) or 1-617-801-6888 (outside the U.S.) with confirmation code 98871400. The telephone replay will be accessible through 5 p.m. Friday, Oct. 29.


    Varian Medical Systems, Inc., (NYSE: VAR) of Palo Alto, California is the world's leading manufacturer of integrated cancer therapy systems, which are used to treat thousands of patients per day. The company is also a premier supplier of X-ray tubes and flat-panel digital subsystems for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 3,160 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com


    Forward Looking Statements

    Except for historical information, this news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including market acceptance of or transition to new products or technology such as IMRT; growth drivers; our orders, sales, backlog, or earnings growth; future financial results and any statements using the terms "expect," "will," "scheduled," "continue," or similar statements are forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include demand for our products; our ability to develop and commercialize new products; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; our ability to maintain or increase operating margins; our ability to meet demand for manufacturing capacity; the effect of environmental claims and expenses; our ability to protect our intellectual property; our reliance on sole or limited-source suppliers; the impact of managed care initiatives or other health care reforms on capital expenditures and/or third-party reimbursement levels; our ability to meet FDA and other regulatory requirements or product clearances; the potential loss of key distributors; the possibility that material product liability claims could harm future sales or require us to pay uninsured claims; the effect of changes in accounting principles; the risk of operations interruptions due to terrorism, disease (such as Severe Acute Respiratory Syndrome) or other events beyond our control; and the other risks listed from time to time in our filings with the Securities and Exchange Commission. We assume no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.


    FOR INFORMATION CONTACT:
     Elisha Finney (650) 424-6803
     elisha.finney@varian.com

     Spencer Sias (650) 424-5782
     spencer.sias@varian.com



SOURCE  Varian Medical Systems, Inc.
    -0-                             10/04/2004
    /CONTACT: Elisha Finney, +1-650-424-6803, or elisha.finney@varian.com, or Spencer Sias, +1-650-424-5782, or spencer.sias@varian.com, both of Varian Medical Systems, Inc./
    /Web site:  http://www.varian.com/
    (VAR)

CO:  Varian Medical Systems, Inc.
ST:  California
IN:  HEA MTC
SU:  ERP TDS